UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2011

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires registrants to hold a non-binding shareholder advisory vote regarding the frequency of voting on executive compensation (“say-on-pay”). The voting frequency can be every year, every two years or every three years.

At the Annual Meeting of the Shareholders of FBL Financial Group held on May 18, 2011, approximately 98% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On August 25, 2011, FBL Financial Group's Board of Directors approved an annual frequency for future say-on-pay votes. As a result, a say-on-pay vote will be held each year until the next vote on the frequency of such advisory vote is conducted or until the Board of Directors determines that a different frequency for such advisory vote would be in the best interest of FBL Financial Group’s shareholders.

The results of the stockholder votes at the Annual Meeting were disclosed by FBL Financial Group on a Current Report on Form 8-K filed on May 18, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends proposal three of item 5.07 in the Original Report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: August 25, 2011

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer